Exhibit 99.1

MEDIA CONTACT

Heather Worley, 214.932.6827

heather.worley@texascapitalbank.com

INVESTOR CONTACT

Myrna Vance, 214.932.6646

myrna.vance@texascapitalbank.com

TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR 2012

DALLAS – January 23, 2013 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2012.

•

Net income increased 59% for the year, 3% decrease on a linked quarter basis (4% increase excluding litigation settlement) and 22% increase for the fourth quarter of 2012 as compared to the same quarter of 2011

•

EPS increased 51% for the year, 5% decrease on a linked quarter basis (3% increase excluding litigation settlement) and 13% increase for the fourth quarter of 2012 as compared to the same quarter of 2011

•	Results for the fourth quarter and 2012 include a pre-tax charge of $4.0 million, or $0.06 per share after-tax, related to settlement of litigation

•	Demand deposits increased 45% and total deposits increased 34% from 2011; linked quarter increases of 20% and 11%, respectively

•	Loans held for investment increased 22% and total loans increased 30% from 2011, reflecting linked quarter increases of 4% and 6%, respectively

“I am very pleased with the operating results we achieved both for this quarter and for the full year,” said George Jones, CEO. “Our growth continues, and we are confident in our ability to continue to generate industry-leading results.”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	2012	2011	% Change
ANNUAL OPERATING RESULTS(1)
Net Income	$120,709	$76,102	59%
Diluted EPS	$3.01	$1.99	51%
ROA	1.35%	1.12%
ROE	16.93%	13.39%
Diluted Shares	40,166	38,333

QUARTERLY OPERATING RESULTS(1)
Net Income	$31,435	$25,745	22%
Diluted EPS	$.76	$.67	13%
ROA	1.27%	1.28%
ROE	15.35%	17.05%
Diluted Shares	41,505	38,609

BALANCE SHEET(1)
Total Assets	$10,540,542	$8,137,225	30%
Demand Deposits	2,535,375	1,751,944	45%
Total Deposits	7,440,804	5,556,257	34%
Loans Held for Investment	6,785,535	5,572,371	22%
Loans Held for Sale	3,175,272	2,080,081	53%
Total Loans	9,960,807	7,652,452	30%
Stockholders’ Equity	836,242	616,331	36%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations of $120.7 million for the year ended December 31, 2012 compared to $76.1 million in 2011. For the fourth quarter of 2012, we earned $31.4 million compared to $25.7 million for the same period in 2011. On a fully diluted basis, earnings per common share from continuing operations were $3.01 for the year ended December 31, 2012, compared to $1.99 for 2011. For the fourth quarter of 2012, diluted earnings per share was $.76 compared to $.67 for the same period in 2011. Results for the fourth quarter of 2012 include a charge of $4.0 million related to settlement of litigation. The discussion below relates only to continuing operations.

Return on average equity was 16.93 percent and return on average assets was 1.35 percent for the year ended December 31, 2012, compared to 13.39 percent and 1.12 percent, respectively, 2011. Return on average equity was 15.35 percent and return on average assets was 1.27 percent for the fourth quarter of 2012, compared to 17.05 percent and 1.28 percent, respectively, for the fourth quarter of 2011.

Net interest income was $101.2 million for the fourth quarter of 2012, compared to $96.9 million in the third quarter of 2012 and $88.1 million for the fourth quarter of 2011. For 2012, net interest income reached $376.9 million compared to $302.9 million in 2011. The net interest margin in the fourth quarter of 2012 was 4.27 percent, a 33 basis point decrease from the fourth quarter of 2011 and a 9 basis point decrease from the third quarter of 2012. The year-to-date and quarter-to-date year over year decreases in net interest margin are due to the growth in loans with lower yields with an offsetting benefit of the reduction in funding costs. The growth in loans more than compensated for the reduction in yields and produced the strong growth in net interest income.

Average loans held for investment for the year ended December 31, 2012 were $6.1 billion, an increase of $1.1 billion, or 22 percent, from 2011. Average loans held for sale for the year ended December 31, 2012 were $2.3 billion, an increase of $1.1 billion, or 90 percent. Average loans held for investment for the fourth quarter of 2012 were $6.7 billion, an increase of $1.3 billion, or 23 percent, from the fourth quarter of 2011 and an increase of $349.6 million, or 6 percent, from the third quarter of 2012. Average loans held for sale for the fourth quarter of 2012 increased $564.2 million to $2.7 billion compared to the fourth quarter of 2011 and increased $226.1 million from the third quarter of 2012.

Average total deposits for the fourth quarter of 2012 increased $1.4 billion from the fourth quarter of 2011 and increased $358.4 million from the third quarter of 2012. For the same periods, the average balance of demand deposits increased $697.6 million, or 42 percent, to $2.4 billion from $1.7 billion during the fourth quarter of 2011 and increased $346.1 million, or 17 percent, from the third quarter of 2012.

In the fourth quarter of 2012, we experienced decreases in the levels of non-performing assets. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $5.5 million in the fourth quarter of 2012 compared to $7.1 million in the fourth quarter of 2011 and $3.1 million in the third quarter of 2012. We recorded a $4.5 million provision for credit losses in the fourth quarter of 2012 compared to $6.0 million in the fourth quarter of 2011 and $3.0 million in the third quarter of 2012. For 2012, the total provision for loan losses was $11.5 million, a decrease of 60 percent from $28.5 million in 2011. At December 31, 2012, the combined reserve decreased to 1.15 percent of loans held for investment as compared to 1.31 percent at December 31, 2011 and 1.18 percent at September 30, 2012. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the fourth quarter of 2012, net charge-offs were $3.5 million compared to net charge-offs of $3.4 million in the fourth quarter of 2011 and net charge-offs of $1.2 million in the third quarter of 2012. For 2012, net charge-offs were $6.1 million, 0.10 percent of average loans held for investment, compared to $29.2 million and a ratio of 0.58 percent in 2011. Non-accrual loans were $55.8 million, or .82 percent of loans held for investment at the end of the fourth quarter of 2012, $54.6 million, or .98 percent, at the end of the fourth quarter of 2011 and $57.3 million, or .87 percent, at the end of the third quarter 2012. At December 31, 2012, total OREO was $16.0 million compared to $34.1 million at the end of the fourth quarter of 2011, and $19.1 million at the end of the third quarter of 2012. The OREO balance of $16.0 million at December 31, 2012 is stated net of a $5.6 million valuation allowance. The valuation charge for OREO reflected in non-interest expense was $955,000 in the fourth quarter of 2012 compared to $1.1 million in the fourth quarter of 2011 and $64,000 in the third quarter of 2012.

Non-interest income increased $3.8 million during the fourth quarter of 2012, or 42 percent, compared to the same period of 2011 primarily related to a $1.6 million increase in brokered loan fees earned in the mortgage warehouse lending division and $1.9 million in other income which includes swap fees and gain on sales of OREO.

Non-interest expense for the fourth quarter of 2012 increased $9.7 million, or 19 percent, to $60.1 million from $50.4 million in the fourth quarter of 2011. The increase is primarily related to a $4.5 million increase in salaries and employee benefits to $31.2 million from $26.7 million, which was primarily due to general business growth and costs of performance-based incentives resulting from the increase in stock price. Non-interest expense for the fourth quarter of 2012 includes a pre-tax charge of $4.0 million ($0.06 per share after tax) for settlement of the judgment of $65.5 million against us in Oklahoma district court. In the settlement, all litigation against us in the Oklahoma courts and actions by us against the plaintiff in the Texas courts will be dismissed with prejudice. Because the settlement was within policy limits of insurance coverage maintained by the Company, we have claims against our insurance carrier for more than the charge, and we intend to pursue those claims aggressively. Legal and professional expense increased $958,000 from the fourth quarter of 2011 primarily due to general business growth. Allowance and other carrying costs for OREO expense decreased $1.0 million to $1.4 million, which included a $955,000 valuation expense during the fourth quarter of 2012. Of the $955,000 valuation expense in the fourth quarter of 2012, $23,000 related to direct write-downs and $932,000 related to increasing the valuation allowance, compared to $1.1 million in valuation expense in the fourth quarter 2011, $691,000 of which related to direct write-downs and $400,000 related to increasing the valuation allowance.

Stockholders’ equity increased by 36 percent from $616.3 million at December 31, 2011 to $836.2 million at December 31, 2012, primarily related to the offering of 2.3 million common shares for net proceeds of $87 million in the third quarter of 2012 and retention of net income. In addition to the equity offering, we also completed a subordinated debt offering in the third quarter of 2012 of $111 million, increasing our total regulatory capital by approximately $198 million. The Bank is well capitalized under regulatory guidelines and at December 31, 2012, our ratio of tangible common equity to total tangible assets was 7.7 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on Texas Capital’s current estimates or expectations of future events or future results. Texas Capital is under no obligation, and expressly disclaims such obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events, or otherwise. A number of factors, many of which are beyond Texas Capital’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the prospectus supplements, the Annual Report on Form 10-K and other filings made by Texas Capital with the Securities and Exchange Commission (SEC).

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	4th Quarter 2012	3rd Quarter 2012	2nd Quarter 2012	1st Quarter 2012	4th Quarter 2011
CONSOLIDATED STATEMENT OF INCOME
Interest income	$107,769	$102,011	$95,546	$93,131	$92,967
Interest expense	6,614	5,156	4,906	4,902	4,820

Net interest income	101,155	96,855	90,640	88,229	88,147
Provision for credit losses	4,500	3,000	1,000	3,000	6,000

Net interest income after provision for credit losses	96,655	93,855	89,640	85,229	82,147
Non-interest income	12,836	10,552	10,462	9,190	8,994
Non-interest expense	60,074	53,521	53,973	52,276	50,353

Income from continuing operations before income taxes	49,417	50,886	46,129	42,143	40,788
Income tax expense	17,982	18,316	16,506	15,062	15,043

Income from continuing operations	31,435	32,570	29,623	27,081	25,745
Income (loss) from discontinued operations (after-tax)	(6)	(34)	(1)	4	(5)

Net income	$31,429	$32,536	$29,622	$27,085	$25,740

Diluted EPS from continuing operations	$.76	$.80	$.76	$.70	$.67
Diluted EPS	$.76	$.80	$.76	$.70	$.67

Diluted shares	41,505,026	40,755,733	39,141,544	38,914,241	38,609,094

CONSOLIDATED BALANCE SHEET DATA
Total assets	$10,540,542	$9,881,362	$9,144,360	$8,559,917	$8,137,225
Loans held for investment	6,785,535	6,549,089	6,234,692	5,792,349	5,572,371
Loans held for sale	3,175,272	2,818,622	2,408,032	2,255,281	2,080,081
Securities	100,195	107,288	114,964	123,828	143,710
Demand deposits	2,535,375	2,114,279	2,019,473	1,751,443	1,751,944
Total deposits	7,440,804	6,717,579	6,660,290	6,063,558	5,556,257
Other borrowings	1,947,161	2,046,169	1,609,039	1,657,728	1,768,116
Subordinated notes	111,000	111,000	—	—	—
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	836,242	802,406	680,705	647,341	616,331

End of period shares outstanding	40,727,579	40,580,283	38,114,012	37,912,054	37,666,291
Book value (excluding securities gains/losses)	$20.45	$19.68	$17.75	$16.96	$16.24
Tangible book value (excluding securities gains/losses)	$19.96	$19.18	$17.22	$16.42	$15.69

SELECTED FINANCIAL RATIOS
Net interest margin	4.27%	4.36%	4.49%	4.54%	4.60%
Return on average assets	1.27%	1.40%	1.40%	1.33%	1.28%
Return on average equity	15.35%	17.27%	18.08%	17.36%	17.05%
Non-interest income to earning assets	.54%	.47%	.52%	.47%	.47%
Efficiency ratio	52.7%	49.8%	53.4%	53.7%	51.8%
Efficiency ratio (excluding OREO valuation/write-down)	51.9%	49.8%	50.3%	50.8%	50.7%
Non-interest expense to earning assets	2.53%	2.40%	2.67%	2.69%	2.62%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.49%	2.40%	2.52%	2.55%	2.57%
Tangible common equity to total tangible assets	7.7%	7.9%	7.2%	7.3%	7.3%
Tier 1 capital ratio	10.1%	10.4%	9.5%	9.5%	9.6%
Total capital ratio	12.1%	12.6%	10.5%	10.4%	10.6%
Tier 1 leverage ratio (1)	9.4%	9.6%	9.0%	8.9%	8.8%

(1)	Non-GAAP measure equal to end of period shareholders’ equity less goodwill and intangible assets divided by end of period total assets less goodwill and intangible assets.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	December 31, 2012	December 31, 2011	% Change
Assets
Cash and due from banks	$111,938	$79,248	41%
Interest-bearing deposits	94,410	31,310	201%
Securities, available-for-sale	100,195	143,710	(30)%
Loans held for sale	3,175,272	2,080,081	53%
Loans held for sale from discontinued operations	302	393	(23)%
Loans held for investment (net of unearned income)	6,785,535	5,572,371	22%
Less: Allowance for loan losses	74,337	70,295	5%

Loans held for investment, net	6,711,198	5,502,076	22%
Premises and equipment, net	11,445	11,457	(0)%
Accrued interest receivable and other assets	316,201	268,863	18%
Goodwill and intangibles, net	19,883	20,480	(3)%

Total assets	$10,540,844	$8,137,618	30%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$2,535,375	$1,751,944	45%
Interest bearing	4,576,120	3,324,040	38%
Interest bearing in foreign branches	329,309	480,273	(31)%

Total deposits	7,440,804	5,556,257	34%

Accrued interest payable	650	599	9%
Other liabilities	91,581	82,909	10%
Federal funds purchased	273,179	412,249	(34)%
Repurchase agreements	23,936	23,801	1%
Other borrowings	1,650,046	1,332,066	24%
Subordinated notes	111,000	—	100%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	9,704,602	7,521,287	29%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares – 10,000,000
Issued shares	—	—	—
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 40,727,996 and 37,666,708 at December 31, 2012 and 2011, respectively	407	376	8%
Additional paid-in capital	450,116	349,458	29%
Retained earnings	382,455	261,783	46%
Treasury stock (shares at cost: 417 at December 31, 2012 and 2011)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	3,272	4,722	(31)%

Total stockholders’ equity	836,242	616,331	36%

Total liabilities and stockholders’ equity	$10,540,844	$8,137,618	30%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended December 31		Year Ended December 31
	2012	2011	2012	2011
Interest income
Interest and fees on loans	$106,653	$91,512	$393,548	$314,753
Securities	1,053	1,408	4,688	6,458
Federal funds sold	6	1	13	37
Deposits in other banks	57	46	208	352

Total interest income	107,769	92,967	398,457	321,600
Interest expense
Deposits	3,312	3,471	13,644	14,950
Federal funds purchased	190	273	979	602
Repurchase agreements	3	4	13	10
Other borrowings	615	404	2,149	528
Subordinated notes	1,829	—	2,037	—
Trust preferred subordinated debentures	665	668	2,756	2,573

Total interest expense	6,614	4,820	21,578	18,663

Net interest income	101,155	88,147	376,879	302,937
Provision for credit losses	4,500	6,000	11,500	28,500

Net interest income after provision for credit losses	96,655	82,147	365,379	274,437
Non-interest income
Service charges on deposit accounts	1,693	1,504	6,605	6,480
Trust fee income	1,260	1,108	4,822	4,219
Bank owned life insurance (BOLI) income	510	500	2,168	2,095
Brokered loan fees	4,978	3,408	17,596	11,335
Other	4,395	2,474	11,849	8,103

Total non-interest income	12,836	8,994	43,040	32,232
Non-interest expense
Salaries and employee benefits	31,198	26,658	121,456	100,535
Net occupancy expense	3,916	3,537	14,852	13,657
Marketing	3,980	3,798	13,449	11,109
Legal and professional	5,320	4,362	17,557	14,996
Communications and technology	3,070	2,468	11,158	9,608
FDIC insurance assessment	1,071	1,595	5,568	7,543
Allowance and other carrying costs for OREO	1,369	2,383	9,075	9,586
Litigation settlement expense	4,000	—	4,000	—
Other	6,150	5,552	22,729	21,167

Total non-interest expense	60,074	50,353	219,844	188,201

Income from continuing operations before income taxes	49,417	40,788	188,575	118,468
Income tax expense	17,982	15,043	67,866	42,366

Income from continuing operations	31,435	25,745	120,709	76,102
Loss from discontinued operations (after-tax)	(6)	(5)	(37)	(126)

Net income	$31,429	$25,740	$120,672	$75,976

Basic earnings per common share:
Income from continuing operations	$.78	$.69	$3.09	$2.04
Net income	$.78	$.69	$3.09	$2.03

Diluted earnings per common share:
Income from continuing operations	$.76	$.67	$3.01	$1.99
Net income	$.76	$.67	$3.00	$1.98

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	4th Quarter 2012	3rd Quarter 2012	2nd Quarter 2012	1st Quarter 2012	4th Quarter 2011
Reserve for loan losses:
Beginning balance	$73,722	$72,404	$71,992	$70,295	$67,897
Loans charged-off:
Commercial	4,044	1,154	1,048	462	1,348
Real estate – construction	—	—	—	—	—
Real estate – term	—	284	56	559	2,438
Consumer	—	49	—	—	—
Leases	34	49	26	95	238

Total	4,078	1,536	1,130	1,116	4,024
Recoveries:
Commercial	350	132	191	159	390
Real estate – construction	—	10	—	—	—
Real estate – term	226	130	348	108	45
Consumer	7	18	3	5	4
Leases	21	16	55	16	171

Total recoveries	604	306	597	288	610

Net charge-offs	3,474	1,230	533	828	3,414
Provision for loan losses	4,089	2,548	945	2,525	5,812

Ending balance	$74,337	$73,722	$72,404	$71,992	$70,295

Reserve for off-balance sheet credit losses:
Beginning balance	$3,444	$2,992	$2,937	$2,462	$2,274
Provision for off-balance sheet credit losses	411	452	55	475	188

Ending balance	$3,855	$3,444	$2,992	$2,937	$2,462

Total reserves for credit losses	$78,192	$77,166	$75,396	$74,929	$72,757

Total provision for credit losses	$4,500	$3,000	$1,000	$3,000	$6,000

Reserve to loans held for investment(2)	1.10%	1.13%	1.16%	1.24%	1.26%
Reserve to average loans held for investment(2)	1.12%	1.16%	1.22%	1.27%	1.30%
Net charge-offs to average loans(1)(2)	.21%	.08%	.04%	.06%	.25%
Net charge-offs to average loans for last twelve months(1)(2)	.10%	.10%	.20%	.40%	.58%
Total provision for credit losses to average loans(1)(2)	.27%	.19%	.07%	.21%	.44%
Combined reserves for credit losses to loans held for investment(2)	1.15%	1.18%	1.21%	1.29%	1.31%

Non-performing assets (NPAs):
Non-accrual loans	$55,833	$57,275	$56,433	$50,160	$54,580
Other real estate owned (OREO)(4)	15,991	19,079	27,882	32,601	34,077

Total	$71,824	$76,354	$84,315	$82,761	$88,657

Non-accrual loans to loans(2)	.82%	.87%	.91%	.87%	.98%
Total NPAs to loans plus OREO(2)	1.06%	1.16%	1.35%	1.42%	1.58%
Total NPAs to earning assets	.71%	.81%	.97%	1.01%	1.14%
Reserve for loan losses to non-accrual loans	1.3x	1.3x	1.3x	1.4x	1.3x

Restructured loans	$10,407	$9,145	$13,943	$12,582	$25,104
Loans past due 90 days and still accruing(3)	$3,674	$3,622	$4,421	$5,941	$5,467

Loans past due 90 days to loans(2)	.05%	.06%	.07%	.10%	.10%

(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At December 31, 2012, loans past due 90 days and still accruing includes premium finance loans of $2.8 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(4)	At December 31, 2012, OREO balance is net of $5.6 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	4th Quarter 2012	3rd Quarter 2012	2nd Quarter 2012	1st Quarter 2012	4th Quarter 2011
Interest income
Interest and fees on loans	$106,653	$100,830	$94,291	$91,774	$91,512
Securities	1,053	1,125	1,203	1,307	1,408
Federal funds sold	6	2	4	1	1
Deposits in other banks	57	54	48	49	46

Total interest income	107,769	102,011	95,546	93,131	92,967
Interest expense
Deposits	3,312	3,378	3,482	3,472	3,471
Federal funds purchased	190	268	240	281	273
Repurchase agreements	3	3	4	3	4
Other borrowings	615	607	492	435	404
Subordinated notes	1,829	208	—	—	—
Trust preferred subordinated debentures	665	692	688	711	668

Total interest expense	6,614	5,156	4,906	4,902	4,820

Net interest income	101,155	96,855	90,640	88,229	88,147
Provision for credit losses	4,500	3,000	1,000	3,000	6,000

Net interest income after provision for credit losses	96,655	93,855	89,640	85,229	82,147
Non-interest income
Service charges on deposit accounts	1,693	1,684	1,624	1,604	1,504
Trust fee income	1,260	1,216	1,232	1,114	1,108
Bank owned life insurance (BOLI) income	510	549	588	521	500
Brokered loan fees	4,978	4,839	4,128	3,651	3,408
Other	4,395	2,264	2,890	2,300	2,474

Total non-interest income	12,836	10,552	10,462	9,190	8,994
Non-interest expense
Salaries and employee benefits	31,198	31,009	30,230	29,019	26,658
Net occupancy expense	3,916	3,653	3,679	3,604	3,537
Marketing	3,980	3,472	3,174	2,823	3,798
Legal and professional	5,320	4,916	3,330	3,991	4,362
Communications and technology	3,070	2,885	2,720	2,483	2,468
FDIC insurance assessment	1,071	1,332	1,596	1,569	1,595
Allowance and other carrying costs for OREO	1,369	552	3,812	3,342	2,383
Litigation settlement expense	4,000	—	—	—	—
Other	6,150	5,702	5,432	5,445	5,552

Total non-interest expense	60,074	53,521	53,973	52,276	50,353

Income from continuing operations before income taxes	49,417	50,886	46,129	42,143	40,788
Income tax expense	17,982	18,316	16,506	15,062	15,043

Income from continuing operations	31,435	32,570	29,623	27,081	25,745
Income (loss) from discontinued operations (after-tax)	(6)	(34)	(1)	4	(5)

Net income	$31,429	$32,536	$29,622	$27,085	$25,740

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY - UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	4th Quarter 2012			3rd Quarter 2012			2nd Quarter 2012			1st Quarter 2012			4th Quarter 2011
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$78,182	$811	4.13%	$84,583	$881	4.14%	$91,623	$948	4.16%	$109,003	$1,041	3.84%	$109,761	$1,126	4.07%
Securities – Non-taxable(2)	25,301	372	5.85%	25,717	376	5.82%	26,817	393	5.89%	28,506	409	5.77%	30,065	434	5.73%
Federal funds sold	21,617	6	0.11%	9,360	2	0.09%	8,077	4	0.20%	6,848	1	0.06%	8,505	1	0.05%
Deposits in other banks	69,886	57	0.32%	64,859	54	0.33%	60,416	48	0.32%	49,470	49	0.41%	42,644	46	0.43%
Loans held for sale	2,658,092	26,440	3.96%	2,432,027	24,433	4.00%	2,062,449	21,087	4.11%	2,036,622	21,315	4.21%	2,093,883	22,332	4.23%
Loans held for investment	6,662,817	80,213	4.79%	6,313,263	76,397	4.81%	5,950,913	73,204	4.95%	5,660,993	70,459	5.01%	5,395,253	69,180	5.09%
Less reserve for loan losses	73,912	—	—	72,373	—	—	71,779	—	—	70,261	—	—	67,214	—	—

Loans, net of reserve	9,246,997	106,653	4.59%	8,672,917	100,830	4.63%	7,941,583	94,291	4.78%	7,627,354	91,774	4.84%	7,421,922	91,512	4.89%

Total earning assets	9,441,983	107,899	4.55%	8,857,436	102,143	4.59%	8,128,516	95,684	4.73%	7,821,181	93,274	4.80%	7,612,897	93,119	4.85%
Cash and other assets	427,299			399,428			394,086			388,009			382,577

Total assets	$9,869,282			$9,256,864			$8,522,602			$8,209,190			$7,995,474

Liabilities and Stockholders’ Equity
Transaction deposits	$941,947	$244	0.10%	$803,776	$247	0.12%	$694,463	$198	0.11%	$565,319	$140	0.10%	$429,980	$33	0.03%
Savings deposits	2,933,904	2,299	0.31%	2,922,852	2,185	0.30%	2,664,598	2,107	0.32%	2,535,412	2,083	0.33%	2,422,465	2,062	0.34%
Time deposits	423,685	448	0.42%	491,783	576	0.47%	584,581	831	0.57%	624,823	920	0.59%	534,441	927	0.69%
Deposits in foreign branches	362,580	321	0.35%	431,412	370	0.34%	444,478	346	0.31%	409,422	329	0.32%	578,728	449	0.31%

Total interest bearing deposits	4,662,116	3,312	0.28%	4,649,823	3,378	0.29%	4,388,120	3,482	0.32%	4,134,976	3,472	0.34%	3,965,614	3,471	0.35%
Other borrowings	1,725,129	808	0.19%	1,639,953	878	0.21%	1,428,575	736	0.21%	1,554,716	719	0.19%	1,588,198	681	0.17%
Subordinated notes	111,000	1,829	6.56%	12,065	208	6.86%	—	—	—	—	—	—	—	—	—
Trust preferred subordinated debentures	113,406	665	2.33%	113,406	692	2.43%	113,406	688	2.44%	113,406	711	2.52%	113,406	668	2.34%

Total interest bearing liabilities	6,611,651	6,614	0.40%	6,415,247	5,156	0.32%	5,930,101	4,906	0.33%	5,803,098	4,902	0.34%	5,667,218	4,820	0.34%
Demand deposits	2,356,758			2,010,694			1,864,456			1,700,390			1,659,132
Other liabilities	86,308			80,810			69,076			78,108			70,142
Stockholders’ equity	814,565			750,113			658,969			627,594			598,982

Total liabilities and stockholders’ equity	$9,869,282			$9,256,864			$8,522,602			$8,209,190			$7,995,474

Net interest income		$101,285			$96,987			$90,778			$88,372			$88,299
Net interest margin			4.27%			4.36%			4.49%			4.54%			4.60%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.